Exhibit 99

Accenture Reports Very Strong Third-Quarter Results and Raises Business Outlook for Fiscal 2021

-- Revenues are $13.3 billion, an increase of 21% in U.S. dollars and 16% in local currency --

-- EPS are $2.40, a 26% increase --

-- Operating income increases 24% to $2.1 billion, with operating margin of 16.0%, an expansion of 40 basis points --

-- New bookings are $15.4 billion, a 39% increase in U.S. dollars from the third quarter last year, with consulting bookings of $8.0 billion and outsourcing bookings of $7.4 billion --

-- Company declares quarterly cash dividend of $0.88 per share, up 10% from a year ago --

-- Accenture raises its business outlook for fiscal 2021; now expects full-year revenue growth of 10% to 11% in local currency; operating margin of 15.1%; GAAP EPS of $9.07 to $9.16;
adjusted EPS of $8.71 to $8.80; and free cash flow of $8.0 billion to $8.5 billion --

NEW YORK; June 24, 2021 — Accenture (NYSE: ACN) reported financial results for the third quarter of fiscal 2021, ended May 31, 2021, with revenues of $13.3 billion, an increase of 21% in U.S. dollars and 16% in local currency over the same period last year.

Diluted earnings per share were $2.40, a 26% increase from $1.90 for the third quarter last year.

Operating income was $2.1 billion, a 24% increase over the same period last year, and operating margin was 16.0%, an expansion of 40 basis points.

New bookings for the quarter were $15.4 billion, a 39% increase from the third quarter last year, with consulting bookings of $8.0 billion and outsourcing bookings of $7.4 billion.

Julie Sweet, Accenture’s chief executive officer, said, “Our outstanding financial results reflect our continued momentum driven by the demand for digital transformation, the depth and breadth of our client relationships with the world’s leading companies, our talented people and the strength of our business across geographic markets, industries and services.

“We are particularly pleased with our ability to continue to invest significantly in our business and our people. This includes acquisitions of 39 innovative companies that we have announced for the fiscal year to date, bringing us scale and new or expanded capabilities. To continue to provide vibrant career paths, we have promoted a record 117,000 people, including almost 1,200 managing directors so far this fiscal year in recognition of their leadership, excellence and commitment to creating value for our clients, people, shareholders, partners and communities.”

Financial Review

Revenues for the third quarter of fiscal 2021 were $13.26 billion, compared with $10.99 billion for the third quarter of fiscal 2020, an increase of 21% in U.S. dollars and 16% in local currency. Revenues were approximately $300 million above the top end of the company’s guided range of

$12.55 billion to $12.95 billion. The foreign-exchange impact for the quarter was approximately positive 5%, in line with the assumption provided in the company’s second-quarter earnings release.

▪Consulting revenues for the quarter were $7.26 billion, an increase of 21% in U.S. dollars and 16% in local currency compared with the third quarter of fiscal 2020.

▪Outsourcing revenues were $6.00 billion, an increase of 20% in U.S. dollars and 16% in local currency compared with the third quarter of fiscal 2020.

Diluted EPS for the quarter were $2.40, a 26% increase from $1.90 for the third quarter last year. The $0.50 increase in EPS reflects:

▪a $0.47 increase from higher revenue and operating results;
▪a $0.01 increase from lower non-operating expense;
▪a $0.01 increase from a lower effective tax rate; and
▪a $0.01 increase from lower income attributable to noncontrolling interests.

Gross margin (gross profit as a percentage of revenues) for the quarter was 33.2%, compared with 32.1% for the third quarter last year. Selling, general and administrative (SG&A) expenses for the quarter were $2.29 billion, or 17.2% of revenues, compared with $1.82 billion, or 16.5% of revenues, for the third quarter last year.

Operating income for the quarter increased 24%, to $2.12 billion, or 16.0% of revenues, compared with $1.71 billion, or 15.6% of revenues, for the third quarter of fiscal 2020.

The company’s effective tax rate for the quarter was 25.0%, compared with 25.5% for the third quarter last year.

Net income for the quarter was $1.57 billion, a 25% increase from $1.25 billion for the third quarter last year.

Operating cash flow for the quarter was $2.40 billion, and property and equipment additions were $158 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $2.24 billion. For the same period last year, operating cash flow was $2.74 billion; property and equipment additions were $150 million; and free cash flow was $2.59 billion.

Days services outstanding, or DSOs, were 36 days at May 31, 2021, compared with 35 days at Aug. 31, 2020 and 41 days at May 31, 2020.

Accenture’s total cash balance at May 31, 2021 was $10.0 billion, compared with $8.4 billion at Aug. 31, 2020.

New Bookings

New bookings for the third quarter were $15.4 billion, a 39% increase from the third quarter last year.

▪Consulting bookings were $8.0 billion, a 30% increase from the third quarter last year.

▪Outsourcing bookings were $7.4 billion, a 52% increase from the third quarter last year.

Revenues by Geographic Market

Revenues by geographic market were as follows:

▪North America: $6.20 billion, an increase of 18% in both U.S. dollars and local currency compared with the third quarter of fiscal 2020.

▪Europe: $4.45 billion, an increase of 25% in U.S. dollars and 14% in local currency compared with the third quarter of fiscal 2020.

▪Growth Markets: $2.61 billion, an increase of 20% in U.S. dollars and 15% in local currency compared with the third quarter of fiscal 2020.

Revenues by Industry Group

Revenues by industry group were as follows:

▪Communications, Media & Technology: $2.70 billion, an increase of 23% in U.S. dollars and 19% in local currency compared with the third quarter of fiscal 2020.

▪Financial Services: $2.60 billion, an increase of 21% in U.S. dollars and 16% in local currency compared with the third quarter of fiscal 2020.

▪Health & Public Service: $2.52 billion, an increase of 25% in U.S. dollars and 21% in local currency compared with the third quarter of fiscal 2020.

▪Products: $3.67 billion, an increase of 22% in U.S. dollars and 17% in local currency compared with the third quarter of fiscal 2020.

▪Resources: $1.77 billion, an increase of 8% in U.S. dollars and 3% in local currency compared with the third quarter of fiscal 2020.

Returning Cash to Shareholders

Accenture continues to return cash to shareholders through cash dividends and share repurchases.

Dividend

On May 14, 2021, a quarterly cash dividend of $0.88 per share was paid to shareholders of record at the close of business on April 15, 2021. These cash dividend payments totaled $559 million, bringing dividend payments for the year to date to $1.68 billion.

Accenture plc has declared another quarterly cash dividend of $0.88 per share for shareholders of record at the close of business on July 15, 2021. This dividend, which is payable on Aug. 13, represents a 10% increase over the quarterly dividend rate of $0.80 per share in fiscal 2020.

Share Repurchase Activity

During the third quarter of fiscal 2021, Accenture repurchased or redeemed 3.0 million shares for a total of $835 million, including approximately 2.8 million shares repurchased in the open market. This brings Accenture’s total share repurchases and redemptions for the first three quarters of fiscal 2021 to 11.0 million shares for a total of $2.79 billion, including approximately 8.4 million shares repurchased in the open market.

Accenture’s total remaining share repurchase authority at May 31, 2021 was approximately $4.2 billion.

At May 31, 2021, Accenture had approximately 635 million total shares outstanding.

Business Outlook

Fourth Quarter Fiscal 2021

Accenture expects revenues for the fourth quarter of fiscal 2021 to be in the range of $13.1 billion to $13.5 billion, 17% to 21% growth in local currency, reflecting the company’s assumption of a positive 4% foreign-exchange impact compared with the fourth quarter of fiscal 2020.

Fiscal Year 2021

Accenture’s business outlook for the full 2021 fiscal year now assumes that the foreign-exchange impact on its results in U.S. dollars will be positive 3.5% compared with fiscal 2020. The company previously had assumed a positive 3% foreign-exchange impact.

For fiscal 2021, the company now expects revenue growth to be in the range of 10% to 11% in local currency, compared with 6.5% to 8.5% previously. Fiscal 2021 revenues include a reduction of approximately 1 percentage point from a decline in revenues from reimbursable travel costs.

Accenture now expects operating margin for the full fiscal year to be 15.1%, an expansion of 40 basis points from fiscal 2020. The company previously expected operating margin to expand 30 to 40 basis points.

The company now expects its annual effective tax rate to be in the range of 23.0% to 24.0%, compared with 23.0% to 25.0% previously.

The company now expects GAAP diluted EPS to be in the range of $9.07 to $9.16, compared with $8.67 to $8.85 previously. Excluding gains on an investment of $0.36 in fiscal 2021 and $0.43 in fiscal 2020, the company now expects adjusted fiscal 2021 EPS to be in the range of $8.71 to $8.80, an increase of 17% to 18% over adjusted fiscal 2020 EPS of $7.46. The company previously expected adjusted fiscal 2021 EPS to be in the range of $8.32 to $8.50.

For fiscal 2021, the company now expects operating cash flow to be in the range of $8.65 billion to $9.15 billion, compared with $7.65 billion to $8.15 billion previously; continues to expect property and equipment additions to be $650 million; and now expects free cash flow to be in the range of $8.0 billion to $8.5 billion, compared with $7.0 billion to $7.5 billion previously.

The company continues to expect to return at least $5.8 billion in cash to shareholders through dividends and share repurchases.

Conference Call and Webcast Details

Accenture will host a conference call at 8:00 a.m. EDT today to discuss its third-quarter financial results. To participate, please dial +1 (877) 692-8955 [+1 (234) 720-6979 outside the United States, Puerto Rico and Canada] and enter access code 4728020 approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com beginning at 11:00 a.m. EDT today, June 24, and continuing until Thursday, Sept. 23, 2021. The replay will also be available via telephone by dialing +1 (866) 207-1041 [+1 (402) 970-0847 outside the United States, Puerto Rico and Canada] and entering access code 1334620 from 11:00 a.m. EDT today, June 24, through Wednesday, Sept. 22, 2021.

About Accenture

Accenture is a global professional services company with leading capabilities in digital, cloud and security. Combining unmatched experience and specialized skills across more than 40 industries, we offer Strategy and Consulting, Interactive, Technology and Operations services — all powered by the world’s largest network of Advanced Technology and Intelligent Operations centers. Our 569,000 people deliver on the promise of technology and human ingenuity every day, serving clients in more than 120 countries. We embrace the power of change to create value and shared success for our clients, people, shareholders, partners and communities. Visit us at www.accenture.com.

Non-GAAP Financial Information

This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP. Accenture provides full-year revenue guidance on a local-currency basis and not in U.S. dollars because the impact of foreign exchange rate fluctuations could vary significantly from the company’s stated assumptions.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. Many of the following risks, uncertainties and other factors identified below are, and will be, amplified by the COVID-19 pandemic. These risks include, without limitation, risks that: Accenture’s results of operations have been significantly adversely affected and could in the future be materially adversely impacted by the COVID-19 pandemic; Accenture’s results of operations have been, and may in the future be, adversely affected by volatile, negative or uncertain economic and political conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; Accenture’s business depends on generating and maintaining ongoing, profitable client demand for the company’s services and solutions including through the adaptation and expansion of its services and solutions in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the evolving technological environment could materially affect the company’s results of operations; if Accenture is unable to keep its supply of skills and resources in balance with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; Accenture could face legal, reputational and financial risks if the company fails to protect client and/or company data from security incidents or cyberattacks; the markets in which Accenture operates are highly competitive, and Accenture might not be able to compete effectively; Accenture’s profitability could materially suffer if the company is unable to obtain favorable pricing for its services and solutions, if the company is unable to remain competitive, if its cost-management strategies are unsuccessful or if it experiences delivery inefficiencies or fail to satisfy certain agreed-upon targets or specific service levels; changes in Accenture’s level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on the company’s effective tax rate, results of operations, cash flows and financial condition; Accenture’s ability to attract and retain business and employees may depend on its reputation in the marketplace; as a result of Accenture’s geographically diverse operations and its growth strategy to continue to expand in its key markets around the world, the company is more susceptible to certain risks; Accenture’s business could be materially adversely affected if the company incurs legal liability; Accenture’s work with government clients exposes the company to additional risks inherent in the government contracting environment; Accenture’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; if Accenture is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; if Accenture does not successfully manage and develop its relationships with key alliance partners or fails to anticipate and establish new alliances in new technologies, the company’s results of operations could be adversely affected; Accenture might not be successful at acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses; if Accenture is unable to protect or enforce its intellectual property rights or if Accenture’s services or solutions infringe upon the intellectual property rights of others or the company loses its ability to utilize the intellectual property of others, its business could be adversely affected; Accenture’s results of operations and share price could be adversely affected if it is unable to maintain effective internal controls; changes to accounting standards or in the estimates and assumptions Accenture makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; Accenture might be unable to access additional capital on favorable terms or at all and if the company raises equity capital, it may dilute its shareholders’ ownership interest in the company; Accenture may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent Annual Report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###
Contacts:

Stacey Jones
Accenture Media Relations
+1 (917) 452-6561
stacey.jones@accenture.com

Angie Park
Accenture Investor Relations
+1 (703) 947-2401
angie.park@accenture.com

Accenture plc
Consolidated Income Statements
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended				Nine Months Ended
	May 31, 2021	% of Revenues	May 31, 2020	% of Revenues	May 31, 2021	% of Revenues	May 31, 2020	% of Revenues
REVENUES:
Revenues	$13,263,795	100.0%	$10,991,305	100.0%	$37,114,105	100.0%	$33,491,768	100.0%
OPERATING EXPENSES:
Cost of services	8,859,411	66.8%	7,462,617	67.9%	25,216,193	67.9%	22,956,150	68.5%
Sales and marketing	1,406,606	10.6%	1,118,204	10.2%	3,773,268	10.2%	3,471,980	10.4%
General and administrative costs	879,122	6.6%	697,751	6.3%	2,461,804	6.6%	2,094,697	6.3%
Total operating expenses	11,145,139		9,278,572		31,451,265		28,522,827
OPERATING INCOME	2,118,656	16.0%	1,712,733	15.6%	5,662,840	15.3%	4,968,941	14.8%
Interest income	4,551		12,671		23,643		61,476
Interest expense	(28,739)		(4,961)		(46,515)		(19,002)
Other income (expense), net	(467)		(39,670)		203,343		(20,439)
INCOME BEFORE INCOME TAXES	2,094,001	15.8%	1,680,773	15.3%	5,843,311	15.7%	4,990,976	14.9%
Income tax expense	524,429		428,134		1,290,189		1,111,087
NET INCOME	1,569,572	11.8%	1,252,639	11.4%	4,553,122	12.3%	3,879,889	11.6%
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc.	(1,699)		(1,518)		(5,001)		(4,791)
Net income attributable to noncontrolling interests – other (1)	(18,447)		(22,919)		(57,560)		(55,188)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$1,549,426	11.7%	$1,228,202	11.2%	$4,490,561	12.1%	$3,819,910	11.4%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$1,549,426		$1,228,202		$4,490,561		$3,819,910
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc. (2)	1,699		1,518		5,001		4,791
Net income for diluted earnings per share calculation	$1,551,125		$1,229,720		$4,495,562		$3,824,701
EARNINGS PER SHARE:
Basic	$2.44		$1.93		$7.07		$6.00
Diluted	$2.40		$1.90		$6.96		$5.90
WEIGHTED AVERAGE SHARES:
Basic	635,203,753		636,146,240		635,151,632		636,445,172
Diluted	645,454,021		645,607,914		646,244,001		648,025,669
Cash dividends per share	$0.88		$0.80		$2.64		$2.40
(1)Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.
(2)Diluted earnings per share assumes the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis. The income effect does not take into account “Net income attributable to noncontrolling interests — other,” since those shares are not redeemable or exchangeable for Accenture plc Class A ordinary shares.

Accenture plc
Summary of Revenues
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Percent Increase (Decrease) U.S. Dollars	Percent Increase (Decrease)Local Currency
	May 31, 2021	May 31, 2020
GEOGRAPHIC MARKETS
North America	$6,199,583	$5,239,275	18%	18%
Europe	4,452,360	3,574,995	25	14
Growth Markets	2,611,852	2,177,035	20	15
Total Revenues	$13,263,795	$10,991,305	21%	16%
INDUSTRY GROUPS (1)
Communications, Media & Technology	$2,704,260	$2,197,174	23%	19%
Financial Services	2,597,532	2,138,043	21	16
Health & Public Service	2,519,591	2,016,052	25	21
Products	3,673,963	3,002,793	22	17
Resources	1,768,449	1,637,243	8	3
Total Revenues	$13,263,795	$10,991,305	21%	16%
TYPE OF WORK
Consulting	$7,260,428	$5,997,894	21%	16%
Outsourcing	6,003,367	4,993,411	20	16
Total Revenues	$13,263,795	$10,991,305	21%	16%

	Nine Months Ended		Percent Increase (Decrease) U.S. Dollars	Percent Increase (Decrease) Local Currency
	May 31, 2021	May 31, 2020
GEOGRAPHIC MARKETS
North America	$17,312,514	$15,784,518	10%	9%
Europe	12,449,811	10,993,277	13	5
Growth Markets	7,351,780	6,713,973	9	8
Total Revenues	$37,114,105	$33,491,768	11%	8%
INDUSTRY GROUPS (1)
Communications, Media & Technology	$7,518,074	$6,682,035	13%	10%
Financial Services	7,321,378	6,414,792	14	10
Health & Public Service	6,993,381	5,933,645	18	16
Products	10,220,982	9,387,762	9	5
Resources	5,060,290	5,073,534	—	(3)
Total Revenues	$37,114,105	$33,491,768	11%	8%
TYPE OF WORK
Consulting	$20,032,392	$18,546,448	8%	5%
Outsourcing	17,081,713	14,945,320	14	11
Total Revenues	$37,114,105	$33,491,768	11%	8%
(1)Effective September 1, 2020, we revised the reporting of our industry groups to include amounts previously reported in Other. Prior period amounts have been reclassified to conform with the current period presentation.

Accenture plc
Operating Income by Geographic Market
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	May 31, 2021		May 31, 2020
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
North America	$1,128,352	18%	$720,997	14%	$407,355
Europe	607,858	14	535,463	15	72,395
Growth Markets	382,446	15	456,273	21	(73,827)
Total Operating Income	$2,118,656	16.0%	$1,712,733	15.6%	$405,923

	Nine Months Ended
	May 31, 2021		May 31, 2020
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
North America	$2,789,305	16%	$2,281,648	14%	$507,657
Europe	1,740,221	14	1,477,338	13	262,883
Growth Markets	1,133,314	15	1,209,955	18	(76,641)
Total Operating Income	$5,662,840	15.3%	$4,968,941	14.8%	$693,899

Accenture plc
Reconciliation of Net Income and Diluted Earnings Per Share, as Reported (GAAP), to Net Income and Diluted Earnings Per Share, as Adjusted (Non-GAAP)
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Nine Months Ended
	May 31, 2021			May 31, 2020
	As Reported (GAAP)	Investment Gains (1)	Adjusted (Non-GAAP)	As Reported (GAAP)	Investment Gains (1)	Adjusted (Non-GAAP)
Income before income taxes	$5,843,311	$(271,009)	$5,572,302	$4,990,976	$(113,192)	$4,877,784
Income tax expense	1,290,189	(41,440)	1,248,749	1,111,087	(18,732)	1,092,355
Net Income	$4,553,122	$(229,569)	$4,323,553	$3,879,889	$(94,460)	$3,785,429
Effective tax rate	22.1%		22.4%	22.3%		22.4%
Diluted earnings per share	$6.96	$(0.36)	$6.60	$5.90	$(0.15)	$5.75
Amounts in table may not total due to rounding.
(1) Represents gains related to our investment in Duck Creek Technologies.

Accenture plc
Consolidated Balance Sheets
(In thousands of U.S. dollars)

	May 31, 2021	August 31, 2020
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$10,009,380	$8,415,330
Short-term investments	4,433	94,309
Receivables and contract assets	9,473,441	7,846,892
Other current assets	1,657,604	1,393,225
Total current assets	21,144,858	17,749,756
NON-CURRENT ASSETS:
Contract assets	40,455	43,257
Investments	327,497	324,514
Property and equipment, net	1,538,778	1,545,568
Lease assets	3,129,128	3,183,346
Goodwill	9,144,313	7,709,820
Other non-current assets	6,799,855	6,522,332
Total non-current assets	20,980,026	19,328,837
TOTAL ASSETS	$42,124,884	$37,078,593
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$9,157	$7,820
Accounts payable	1,926,910	1,349,874
Deferred revenues	4,230,907	3,636,741
Accrued payroll and related benefits	6,195,545	5,083,950
Lease liabilities	733,571	756,057
Other accrued liabilities	1,833,469	1,828,148
Total current liabilities	14,929,559	12,662,590
NON-CURRENT LIABILITIES:
Long-term debt	61,629	54,052
Lease liabilities	2,643,509	2,667,584
Other non-current liabilities	4,596,223	4,195,194
Total non-current liabilities	7,301,361	6,916,830
Total Accenture plc shareholders’ equity	19,342,845	17,000,536
Noncontrolling interests	551,119	498,637
Total shareholders’ equity	19,893,964	17,499,173
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$42,124,884	$37,078,593

Accenture plc
Consolidated Cash Flows Statements
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Nine Months Ended
	May 31, 2021	May 31, 2020	May 31, 2021	May 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,569,572	$1,252,639	$4,553,122	$3,879,889
Depreciation, amortization and other	478,986	444,660	1,404,961	1,286,234
Share-based compensation expense	331,038	290,866	1,067,251	938,100
Change in assets and liabilities/other, net	21,554	753,301	(486,618)	(1,045,205)
Net cash provided by (used in) operating activities	2,401,150	2,741,466	6,538,716	5,059,018
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(158,212)	(149,981)	(343,837)	(410,414)
Purchases of businesses and investments, net of cash acquired	(429,237)	(742,062)	(1,544,412)	(1,326,366)
Proceeds from the sale of businesses and investments	(314)	5,686	409,828	84,886
Other investing, net	15,075	1,362	19,971	3,717
Net cash provided by (used in) investing activities	(572,688)	(884,995)	(1,458,450)	(1,648,177)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	392,478	349,165	939,564	849,565
Purchases of shares	(834,995)	(626,688)	(2,788,476)	(2,325,955)
Cash dividends paid	(559,070)	(508,913)	(1,678,164)	(1,528,532)
Other financing, net	(10,781)	(11,614)	(31,476)	(30,628)
Net cash provided by (used in) financing activities	(1,012,368)	(798,050)	(3,558,552)	(3,035,550)
Effect of exchange rate changes on cash and cash equivalents	26,708	(52,616)	72,336	(59,883)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	842,802	1,005,805	1,594,050	315,408
CASH AND CASH EQUIVALENTS, beginning of period	9,166,578	5,436,456	8,415,330	6,126,853
CASH AND CASH EQUIVALENTS, end of period	$10,009,380	$6,442,261	$10,009,380	$6,442,261